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                                                                    EXHIBIT 10.7

                       SECOND AMENDMENT TO LOAN AGREEMENT
                            AND OTHER LOAN DOCUMENTS

         This SECOND AMENDMENT TO LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (this "Second Amendment"), dated as of March 5, 2001, is among INFOCURE CORPORATION, a Delaware corporation ("InfoCure Corporation"); INFOCURE SYSTEMS, INC., a Georgia corporation ("InfoCure Systems"); THOROUGHBRED ACQUISITION, INC., a Georgia corporation ("Thoroughbred") (InfoCure Corporation, InfoCure Systems and Thoroughbred sometimes hereinafter are referred to individually as a "Borrower" and collectively as "Borrowers"); THE SUBSIDIARIES OF INFOCURE CORPORATION THAT ARE NOT BORROWERS AND ARE SIGNATORIES HERETO (each, a "Subsidiary Guarantor" and collectively, "Subsidiary Guarantors") (Borrowers and Subsidiary Guarantors sometimes hereinafter are referred to individually as an "Obligor" and collectively as "Obligors"); and FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"). All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in Section 1 below.

                                 R E C I T A L S

         A. Borrowers and FINOVA entered into that certain Loan Agreement dated as of August 11, 1999 (the "Original Loan Agreement"), as amended by that certain First Amendment to Loan Agreement and other Loan Documents dated as of August 1, 2000 (the "First Amendment") and as the same further may have been amended, modified or supplemented prior to the date hereof (the Original Loan Agreement, as amended by the First Amendment and as the same further may have been so amended, modified or supplemented prior to the date hereof, hereinafter is referred to as the "Existing Loan Agreement"), pursuant to which FINOVA, among other things, made certain loans and other financial accommodations to Borrowers, subject to the terms and conditions therein set forth.

         B. Obligors have requested that FINOVA agree to (i) certain transactions contemplated by certain of the Obligors, including, without limitation, the "Subsidiary Mergers", the "ISI Merger", the "Contribution", and the "Distribution" (in each case, as hereinafter defined), and (ii) amend the Existing Loan Agreement and the other Loan Documents in certain respects.

         C. Each of the Subsidiary Guarantors is a Subsidiary of InfoCure Corporation and an Affiliate and/or a Subsidiary of the other Borrowers and, as such, have (i) direct and indirect financial, economic and other interests and incentive to induce FINOVA to continue to make such loans and other financial accommodations to Borrowers under the Existing Loan Agreement and to agree to such requests, (ii) guaranteed Borrowers' Obligations under the Loan Documents and (iii) granted to FINOVA first priority liens on and security interests in substantially all of their respective properties as collateral security for such guarantees.



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         D.       FINOVA agrees to such requests of Obligors, subject to the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the foregoing and other mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and subject to the terms and conditions hereof, Obligors and FINOVA agree as follows:

         1. DEFINITIONS. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Existing Loan Agreement, as amended by this Second Amendment.

         2. AMENDMENTS TO THE EXISTING LOAN AGREEMENT. The Existing Loan Agreement hereby is amended as set forth below:

                  2.1 SECTION 1.1 - ADDITIONAL DEFINITIONS. Section 1.1 of the Existing Loan Agreement is amended by adding the following definitions in such Section 1.1 in the appropriate alphabetical order:

                           Agreement and Plan of Distribution means that certain
                  Agreement and Plan of Distribution dated as of February 21, 2001 by and between InfoCure Corporation and Practice Works, as the same from time to time may be amended, modified or supplemented.

                           Contribution means, collectively, (i) the
                  contribution by InfoCure Corporation to PracticeWorks Systems of the "Included Assets" (as defined in the Agreement and Plan of Distribution) and the resulting issuance and delivery by PracticeWorks Systems to InfoCure Corporation of all of the Subsidiary Equity Interests of PracticeWorks Systems, (ii) the contribution by InfoCure Corporation to PracticeWorks of all of the Subsidiary Equity Interests of PracticeWorks Systems and the resulting issuance and delivery by PracticeWorks to InfoCure Corporation of all of the Subsidiary Equity Interests of PracticeWorks, and (iii) the contribution by InfoCure Corporation to PracticeWorks of the equity interests of CADI Acquisition Corporation, a Colorado corporation, Swenam Holdings B.V., a Netherlands corporation, and InfoCure Australia Pty. Limited, a company organized under the laws of Australia, in each case pursuant to and in accordance with the terms of the Agreement and Plan of Distribution.

                           Distribution means the "Distribution", as defined in
                  the Agreement and Plan of Distribution, pursuant to which InfoCure Corporation shall distribute to the holders of its common stock and certain other of its equityholders all of the equity interests of PracticeWorks that were the subject of the Contribution.


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                           Distribution Transaction Documents means,
                  collectively, (i) the Agreement and Plan of Distribution, (ii) the Employee Benefits and Compensation Allocation Agreement dated as of March 5, 2001 by and between InfoCure Corporation and PracticeWorks, (iii) the Tax Disaffiliation Agreement dated as of March 5, 2001 by and between InfoCure Corporation and PracticeWorks, (iv) the Transition Services Agreement, (v) the "Registration Statement" and the "Prospectus", in each case as defined in the Agreement and Plan of Distribution,
                  (vi) the Software License Agreements, each dated as of March 5, 2001, by and between InfoCure Corporation and PracticeWorks Systems, (vii) the Assignment of Copyrights, each dated as of March 5, 2001, by InfoCure Corporation to and for the benefit of PracticeWorks Systems, (viii) all other "Ancillary Agreements" and "Intercompany Agreements", in each case as defined in the Agreement and Plan of Distribution, and (ix) all agreements, documents and instruments evidencing or otherwise pertaining to the ISI Merger and/or the Subsidiary Mergers, including, without limitation, amendments to constituent documents, certificates of merger and agreements and plans of merger, in each case as the same from time to time may be amended, modified or supplemented.

                           HIPAA means the Health Insurance Portability &
                  Accountability Act, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder, as in effect from time to time.

                           ISI Merger means the merger of InfoCure Systems with
                  and into InfoCure Corporation, with InfoCure Corporation being the surviving entity, pursuant to and in accordance with the terms of the Agreement and Plan of Distribution and the other Distribution Transaction Documents.

                           PracticeWorks means PracticeWorks, Inc., a Delaware
                  corporation and, prior to the ISI Merger and the Distribution, a wholly-owned Subsidiary of InfoCure Systems and, after the ISI Merger but prior to the Distribution, a wholly-owned Subsidiary of InfoCure Corporation.

                           PracticeWorks Systems means PracticeWorks Systems,
                  LLC, a Georgia limited liability company that is (i) prior to the ISI Merger, a wholly-owned domestic Subsidiary of InfoCure Systems, and (ii) from and after the ISI Merger and Contribution, a wholly-owned domestic Subsidiary of PracticeWorks.

                           PracticeWorks Facility means the credit facility
                  provided by Lender to PracticeWorks pursuant to that certain Loan Agreement dated as of March 5, 2001 between Lender and PracticeWorks and the other "Loan Documents," as therein defined.


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                           Second Amendment means the Second Amendment to Loan
                  Agreement and other Loan Documents dated as of March 5, 2001 among Borrowers, certain of their respective Subsidiaries and Lender.

                           Second Amendment Effective Date means the "Effective
                  Date," as defined in the Second Amendment, which shall be deemed to be the date of the Second Amendment unless otherwise agreed to by Lender and Borrowers in writing (provided, that, notwithstanding the foregoing, if the Distribution and/or the Contribution shall not have been consummated on or by such date, the "Second Amendment Effective Date" shall be such later date on or by which the Distribution and the Contribution both shall have been consummated in accordance with applicable law and the terms of the Distribution Transaction Documents and all other conditions precedent set forth in Section 4 hereof shall have been satisfied in accordance with the provisions thereof.

                           Subsidiary Mergers means, collectively, the merger of
                  Applied Professional Systems, Inc., a Delaware corporation, Technos Corporation, a New Hampshire corporation, and DataTrac Services Corporation, a Kansas corporation, with and into InfoCure Systems, with InfoCure Systems being the surviving entity.

                           Transition Services Agreement means that certain
                  Transition Services Agreement dated as of March 5, 2001 by and between InfoCure Corporation and PracticeWorks, as the same from time to time may be amended, modified or supplemented.

                           WebMD means WebMD Corporation, a Delaware
                  corporation.

                  2.2 SECTION 1.1 - SUBSTITUTED DEFINITIONS. Section 1.1 of the Existing Loan Agreement is amended further by deleting the definitions of the following terms contained in such Section 1.1 and substituting the following respective definitions in lieu thereof:

                           Closing Date means August 11, 1999.

                           Consolidated Net Income means, for any period, the
                  net income of Borrowers and their Subsidiaries(other than the Restricted Foreign Subsidiaries) for such period, on a consolidated basis, computed in accordance with GAAP, less, if a contract or binding commitment to sell, dispose of or otherwise transfer a Subsidiary or business division or unit of any Borrower or any Subsidiary of any Borrower shall have been entered into, or if any such Subsidiary or business division or unit was sold, disposed of otherwise transferred, the net income attributable to such Subsidiary or business division or unit to the extent otherwise included above in determining Consolidated Net Income for such period.


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                           Consolidated Net Worth means, as of any date of
                  determination, the difference of (i) the sum of (a) the net worth of Borrowers and their Subsidiaries (other than the Restricted Foreign Subsidiaries) on such date, on a consolidated basis, computed in accordance with GAAP, plus (b) the amount (not to exceed $16,500,000 as of the Second Amendment Effective Date) recognized by Borrowers in accordance with GAAP relating to the valuation allowance for deferred tax assets of Borrowers and their Subsidiaries, as such allowance is reduced or increased from time to time, less
                  (ii) if a contract or binding commitment to sell, dispose of or otherwise transfer a Subsidiary or business division or unit of any Borrower or any Subsidiary of any Borrower shall have been entered into, or if any such Subsidiary or business division or unit was sold, disposed of otherwise transferred, the net worth attributable to such Subsidiary or business division or unit to the extent otherwise included above in determining Consolidated Net Worth.

                           Default Rate means (i) with respect to the Term Loan
                  A, a rate equal to the Base Rate then in effect, plus three and one-half percent (3.50%) per annum, (ii) with respect to the Revolving Loan (including, without limitation, from and after the Term Conversion Date, the Term Loan B Portion of the Revolving Loan), a rate equal to the Base Rate or the LIBOR, as the case may be, plus the Applicable Margin then in effect, plus two percent (2.0%) per annum and (iii) with respect to any other amounts which may be owing by Borrowers to Lender pursuant to this Loan Agreement, the other Loan Documents or otherwise, a rate equal to the greater of (i) and (ii) of this definition.

                           EBITDA means, for any period, without duplication,
                  net income (or loss) for the applicable period of measurement of Borrowers and their Subsidiaries (other than the Restricted Foreign Subsidiaries) (or such other Persons as the context may require) on a consolidated basis determined in accordance with GAAP, plus the sum of the following to the extent deducted in determining such net income: (i) losses from sales, transactions, exchanges and other dispositions of Property and other extraordinary losses not in the ordinary course of business; (ii) interest, fees and other charges paid or accrued on Indebtedness for Borrowed Money; (iii) depreciation and amortization of Property; and (iv) income taxes which are accrued or paid during such period, less (a) gains from sales, transactions, exchanges and other dispositions of Property and other extraordinary gains not in the ordinary course of business to the extent included in determining such net income and (b) if a contract or binding commitment to sell, dispose of or otherwise transfer a Subsidiary or business division or unit of any Borrower or any Subsidiary of any Borrower shall have been entered into, or if any such Subsidiary or business division or unit was sold, disposed of otherwise transferred, EBITDA attributable to such Subsidiary or business division or unit to the extent otherwise included above in determining EBITDA for such period.


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                           Loans means, collectively, the Term Loan A and the
                  Revolving Loan or any portion thereof, and may mean a Base Rate Loan or a LIBOR Rate Loan. Such term shall include the Term Loan B Portion upon conversion of the Revolving Loan as provided in subsection 2.6.2.

                           Operating Cash Flow means, for any period, EBITDA of
                  Borrowers and their Subsidiaries (other than the Restricted Foreign Subsidiaries) for such period, less Capital Expenditures made or incurred by Borrowers and their Subsidiaries during such period; provided, that, if any contract or binding commitment to sell, dispose of or otherwise transfer a Subsidiary of any Borrower or any other Subsidiary of any Borrower shall have been entered into, or if any such Subsidiary was sold, disposed of otherwise transferred, the foregoing deduction of Capital Expenditures shall exclude any Capital Expenditures for which such Subsidiary is solely obligated in determining Operating Cash Flow for such period.

                           Permitted Senior Indebtedness means Indebtedness,
                  other than Borrowers' Obligations, incurred to purchase tangible personal property or Indebtedness incurred to lease tangible personal property pursuant to Capitalized Leases, provided that (i) such aggregate Indebtedness of Borrowers existing as of the Closing Date shall not exceed $6,300,000 in the aggregate, (ii) during the second Loan Year and any Loan Year thereafter, the aggregate amount of such Indebtedness of Borrowers and their Subsidiaries at any one time outstanding during any such Loan Year shall not exceed $6,300,000 and principal payments made with respect to such Indebtedness during any such Loan Year shall not exceed $1,890,000 in the aggregate, and (iii) no Event of Default exists at the time or will be caused as a result of the incurrence of any Indebtedness described in clause (ii) of this definition.

                           Related Transactions means the Acquisitions, the Real
                  Estate Acquisition, the Subsidiary Mergers, the Contribution, the ISI Merger and the Distribution, and the other transactions contemplated by the Related Transaction Documents.

                           Related Transaction Documents means the Acquisition
                  Documents, the Real Estate Acquisition Documents, the Common Stock Purchase Agreement and the Distribution Transaction Documents.

                           Restricted Foreign Subsidiaries means, collectively,
                  InfoCure Australia Pty. Limited, a company organized under the laws of Australia, Divage Pty Limited, a company organized under the laws of Australia, InfoCure Orthodontics Pty. Limited, a company organized under the laws of Australia, Swenam Holdings B.V., a Netherlands corporation, Practice Works Limited, a United Kingdom corporation, Scandic Dental Computer Systems AB, a Sweden corporation, and Medical and Dental Business Solutions (Sweden) AB, a Sweden corporation; provided, that, from and after the Second Amendment Effective Date, such Restricted Foreign


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                  Subsidiaries shall cease to be Subsidiaries of InfoCure
                  Corporation and thereafter cease to be Restricted Foreign Subsidiaries.

                           Revolving Loan means (i) prior to the Second
                  Amendment Effective Date, the revolving loan in the maximum amount of $91,295,000 and (ii) from and after the Second Amendment Effective Date, the loan in the amount of $28,469,518.00 (which equals the Principal Balance of the revolving loan described in the foregoing clause (i) as of the Second Amendment Effective Date, plus accrued and unpaid interest thereon through the day immediately preceding the Second Amendment Effective Date and shall be deemed to be the Term Loan B Portion) (in each case, subject to reduction in accordance with the terms of this Loan Agreement), made by Lender to Borrowers pursuant to subsection 2.1.2.

                           Term Conversion Date means the Second Amendment
                  Effective Date.

                           UCC or Uniform Commercial Code means the Uniform
                  Commercial Code as in effect from time to time in the State of Arizona.

                           Warrants means, collectively, (i) that certain
                  Warrant Agreement with an original issue date of January 21, 1999 issued by Borrower to and for the benefit of Lender and
                  (ii) that certain Warrant Agreement with an original issue date of October 23, 1998 issued by Borrower to and for the benefit of Lender, in each case together with any warrants issued in replacement thereof or substitution therefor and as the same may be amended, modified, supplemented or restated from time to time.

                  2.3 SECTION 1.1 - FURTHER AMENDMENT. The definition of "Applicable Margin" contained in Section 1.1 is amended by adding the following paragraph to the end of such definition:

                  Notwithstanding the foregoing provisions of this definition, from and after the Second Amendment Effective Date, the Applicable Margin shall mean:

                                    (i)      during the period from and after
                           the Second Amendment Effective Date through and including June 30, 2001, (a) with respect to LIBOR Rate Loans, three percent (3.00%), and (b) with respect to Base Rate Loans, one and one-half percent (1.50%);

                                    (ii)     during the period from and after
                           July 1, 2001 through and including December 31, 2001,
                           (a) with respect to LIBOR Rate Loans, three and one-quarter percent (3.25%), and (b) with respect to Base Rate Loans, one and three-quarters percent (1.75%); and

                                    (iii)    from and after January 1, 2002, (a)
                           with respect to LIBOR


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                           Rate Loans, three and three-quarters percent (3.75%),
                           and (b) with respect to Base Rate Loans, two and one-quarter percent (2.25%)."

                  2.4 SECTION 2.1.2. Section 2.1.2 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           2.1.2 REVOLVING LOAN. Lender agrees, on the terms and conditions hereinafter set forth, to make Advances of the Revolving Loan to Borrowers on any Business Day during the period from the Closing Date to the day immediately preceding the Second Amendment Effective Date in an aggregate amount not to exceed at any time outstanding $91,295,000 prior to the Second Amendment Effective Date, subject to subsection 2.1.3 and reduction from time to time pursuant to the terms of this Loan Agreement. Borrowers agree and acknowledge that (a) on the Closing Date, without giving effect to any other Loans requested by Borrowers on such date, $12,149,250.00 shall be deemed outstanding under the Revolving Loan, which amount shall be deemed to have refinanced the Existing FINOVA Indebtedness, and (b) on the Second Amendment Effective Date, $28,469,518.00 is outstanding under the Revolving Loan (which includes $37,690.00 of accrued and unpaid interest as of the day immediately preceding the Second Amendment Effective Date, which hereby is capitalized and made part of the Principal Balance of the Revolving Loan) (after giving effect to the prepayment of the Revolving Loan in an amount equal to $21,637,243.00, plus $22,924.00 of accrued and unpaid interest as of the day immediately preceding the Second Amendment Effective Date, with cash proceeds of the PracticeWorks Facility). Notwithstanding anything contained herein to the contrary, Lender shall not be required or obligated to make additional Advances of the Revolving Loan Commitment from and after the Second Amendment Effective Date. Borrowers hereby authorize Lender to effectuate the prepayment of the Revolving Loans and accrued and unpaid interest therein as described above with the proceeds of the PracticeWorks facility by internal transfer.

                  2.5 SECTION 2.2.1. Section 2.2.1 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           2.2.1 USE OF PROCEEDS. The proceeds of the (i) Term Loan A shall be used solely to consummate the Real Estate Acquisition and (ii) Revolving Loan shall be used solely for consummating Acquisitions to the extent permitted hereunder or otherwise consented to by Lender (in its sole and absolute discretion), to pay related transaction costs and for general working capital purposes.

                  2.6 SECTION 2.2.3. Section 2.2.3 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:


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                           2.2.3    REBORROWING. Borrowers may not reborrow all
                  or any portion of the Term Loan A or, from and after the Second Amendment Effective Date, the Revolving Loan. Subject to the terms and conditions of this Agreement, Borrowers from time to time prior to the Second Amendment Effective Date may reborrow all or any portion of the Revolving Loan which is repaid or prepaid through the date immediately preceding the Second Amendment Effective Date.

                  2.7 SECTION 2.3.1. Section 2.3.1 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           2.3.1 INTEREST RATES AND PAYMENT. Except as provided in subsection 2.3.2 and subject to the provision contained in Section 2.4, (i) the Principal Balance of the Term Loan A shall bear interest at a per annum rate equal to the Base Rate, plus one and one-quarter percent (1.25%) and
                  (ii) the Revolving Loan (including, without limitation, the Term Loan B Portion thereof) shall bear interest at a per annum rate equal to the LIBOR or the Base Rate, as the case may be, plus the Applicable Margin; PROVIDED, THAT, notwithstanding anything contained in this Loan Agreement or any other Loan Document to the contrary (including, without limitation, the provisions of Section 2.5 of the Loan Agreement), from and after the Second Amendment Effective Date, Borrowers shall not have the option or right to maintain, convert or continue, or to request the maintenance, conversion or continuance of, any LIBOR Rate Loan, and all Loans thereafter shall be Base Rate Loans (and each LIBOR Rate Loan that is outstanding on the Second Amendment Effective Date, if any, shall be converted automatically to a Base Rate Loan, and Borrowers shall be responsible for any and all liability in respect of, and required to reimburse Lender for, any breakage costs or expenses incurred by Lender arising out of such conversion). Interest shall be payable in arrears on each Interest Payment Date. Interest also shall be paid on the date of any payment or prepayment of the Loans pursuant to Sections 2.6 and 2.8.

                  2.8 SECTION 2.6.2. Section 2.6.2 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           2.6.2 REVOLVING LOAN. The Principal Balance of the Revolving Loan as of the Term Conversion Date shall convert into a senior amortizing term loan (the Term Loan B Portion of the Revolving Loan). Such Term Loan B Portion shall be paid in installments on the dates and in the respective amounts shown below:


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
                                                       Amount of Payment (expressed as a
                                                       percentage of the Principal Balance of
                                                       the Revolving Loan on the
                           Date of Payment             Term Conversion Date)
                           ---------------             --------------------------------------
                           October 1, 2001                             5.00%
                           January 1, 2002                             5.00%
                           April 1, 2002                               5.00%
                           July 1, 2002                                5.00%
                           October 1, 2002                             5.00%
                           January 1, 2003                             5.00%
                           April 1, 2003                               5.00%
                           June 30, 2003                               65.00%

                  2.9 SECTION 2.6.3. Section 2.6.3 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           2.6.3 FINAL PAYMENT. Notwithstanding anything contained in this Loan Agreement or any other Loan Document to the contrary, the then remaining Principal Balance of the Term Loan A and the Term Loan B Portion, and any other sums which then are due and payable pursuant to the terms of the Loan Documents or otherwise are outstanding at such time, shall be due and payable on June 30, 2003.

                  2.10 SECTION 2.8.1. Clause (c) of Section 2.8.1 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           (C) APPLICATION OF VOLUNTARY PREPAYMENTS. Voluntary partial prepayments of (i) the Term Loan A prior to the Second Amendment Effective Date shall be applied against scheduled installments of the Term Loan A in inverse order of maturity; and (ii) the Loans from and after the Second Amendment Effective Date shall be applied in the following order of priority: (a) first, against scheduled installments of the Term Loan A in inverse order of maturity; and (b) after the Term Loan A shall have been paid in full, against scheduled installments of the Term Loan B Portion in inverse order of maturity. Unless a notice of prepayment indicates otherwise, amounts voluntarily prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Rate Loans with the shortest Interest Periods remaining.

                  2.11 SECTION 2.8.1. Clause (d) of Section 2.8.1 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           (D)      INTENTIONALLY OMITTED.


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                  2.12     SECTION 2.8.2(B). Clause (b) of Section 2.8.2 of the
         Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           (B) DISPOSITIONS. If any Borrower or any Subsidiary of any Borrower at any time or from time to time shall make or agree to make a Disposition, then Borrowers shall promptly notify Lender of such proposed Disposition (including the amount of the estimated Net Proceeds to be received by Borrowers and their Subsidiaries in respect thereof). Borrowers shall deliver, or cause the applicable Subsidiary of any Borrower to deliver, to Lender, promptly after receipt, 100% of all Net Proceeds of any Disposition as a prepayment of the Loans; provided, that, notwithstanding the foregoing, (i) to the extent the aggregate Net Proceeds of such Disposition and all other Dispositions occurring during the then current Fiscal Year of Borrowers and their Subsidiaries do not exceed $630,000, and Borrowers reasonably expect such Net Proceeds to be reinvested in productive assets of a kind then used or useable in the business of Borrowers and their Subsidiaries within ninety (90) days after receipt thereof, then Borrowers may use such Net Proceeds for such purposes; provided, that, if Borrowers do not reasonably expect such Net Proceeds to be so used or Borrowers fail to so reinvest such Net Proceeds within such ninety (90) days, Borrowers shall promptly deliver, or cause the applicable Subsidiary to deliver, 100% of such Net Proceeds to Lender as a prepayment of the Loans, and (ii) Borrowers shall be permitted to receive and retain any Net Proceeds from any Disposition of their interests in the aircraft in which InfoCure Corporation owns an interest as of the Second Amendment Effective Date to the extent the aggregate amount thereof does not exceed $700,000."

                  2.13 SECTION 2.8.2(C). Clause (c) of Section 2.8.2 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           (C) EQUITY ISSUANCES. If any Borrower or any Subsidiary of any Borrower shall issue equity securities (except to the extent an Event of Default would otherwise be created, the provisions of this subsection (c) shall not apply to the following: (i) issuances by any Subsidiary of any Borrower to such Borrower or a wholly-owned Subsidiary of such Borrower, (ii) issuances of common stock by InfoCure Corporation to plan participants pursuant to its 401(k) plan or a comparable Employee Benefits Plan or any employee stock option plan, (iii) issuances of common stock of InfoCure Corporation upon the exercise of warrants, (iv) issuances of common stock by InfoCure Corporation upon conversion or other retirement of the Indebtedness evidenced by the Thoroughbred Note, (v) issuances of common stock of InfoCure Corporation to WebMD in settlement of certain conversion rights of WebMD, if any, in respect of its $10,000,000 cash investment in InfoCure Corporation consummated prior to the Second Amendment Effective Date and (vi) issuances of common stock of InfoCure Corporation as partial consideration of the acquisition by PracticeWorks, Inc. of 100% of the equity interests of Medical Dynamics, Inc., a Colorado corporation), Borrowers shall promptly notify Lender of the estimated Net Issuance Proceeds of such issuance to be received by such Borrower or such Subsidiary in respect thereof. With respect to Net Issuance Proceeds from any such issuances by InfoCure Corporation, if any Event of Default shall exist on the date of either such issuance or InfoCure Corporation's receipt of such Net Issuance Proceeds, or if any Event of Default shall result from the consummation of such issuance, promptly upon receipt by Borrowers of the Net Issuance Proceeds of such issuance, Borrowers shall deliver to Lender 100% of such Net Issuance Proceeds as a prepayment of the Principal Balance. With respect to Net Issuance Proceeds from any such issuances by any Borrower (other than InfoCure Corporation, which shall be subject to the immediately preceding sentence) or any Subsidiary of any Borrower, promptly upon receipt by Borrowers or any such Subsidiary of the Net Issuance Proceeds of such issuance, Borrowers and their Subsidiaries shall deliver to Lender 100% of such Net Issuance Proceeds as a prepayment of the Principal Balance. For purposes of this clause (c), Net Issuance Proceeds shall not include net proceeds from sale or issuance of equity securities of InfoCure Corporation used to pay for, or in connection with, Acquisitions permitted hereunder.

                  2.14 SECTION 2.8.2(E). Clause (e) of Section 2.8.2 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           (E) APPLICATION OF MANDATORY PREPAYMENTS. Prepayments received by Lender pursuant to this subsection
                  2.8.2 shall be applied in the following order of priority to the payment of: (i) any and all sums which are due and payable pursuant to the terms of the Loan Documents, except the Principal Balance and accrued and unpaid interest thereon but specifically including fees payable in accordance with Section
                  11.4 and subsection 2.8.3; (ii) accrued and unpaid interest on the portion of the Principal Balance being prepaid; (iii) any other accrued and unpaid interest which is unpaid; (iv) prior to the Second Amendment Effective Date , the installments of the Principal Balance of the Term Loan A in inverse order of maturity; (v) from and after the Second Amendment Effective Date, (a) first, the installments of the Principal Balance of the Term Loan A Portion in inverse order of maturity; and (b) after the Term Loan A shall have been paid in full, the installments of the Principal Balance of the Term Loan B in inverse order maturity. To the extent permitted by the foregoing sentence, amounts prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Rate Loan with the shortest Interest Periods remaining. Together with each prepayment under this subsection 2.8.2, Borrowers shall pay any amounts required pursuant to subsection 2.8.3 and Section 11.4."

                  2.15 SECTION 2.8.3. Section 2.8.3 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           2.8.3    INTENTIONALLY OMITTED.

                  2.16 SECTION 2.10. Section 2.10 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           2.10 UNUSED COMMITMENT FEE. For the period from and after the Closing Date through and including the day immediately preceding the Second Amendment Effective Date, Borrowers shall pay to Lender a fee (the "Unused Commitment Fee") on the first Business Day of each quarter, commencing with the first Business Day of October, 1999 and ending on the first Business Day of April, 2001, in an amount equal to the product of (i) the amount by which (a) the Revolving Loan Commitment exceeds (b) the average daily outstanding Principal Balance of the Revolving Loan during the immediate preceding quarter (or such other shorter period in respect of the last payment due on the first Business Day of April, 2001), multiplied by (ii) one-quarter of one percent (0.25%) per annum.

                  2.17 SECTION 2.11. Section 2.11 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           2.11 ANNUAL FEE. Borrowers shall pay to Lender on the first anniversary of the Closing Date a maintenance and administration fee equal to the product obtained by multiplying the amount of the Revolving Loan Commitment in effect on such date, multiplied by one-quarter of one percent (0.25%) (the "Annual Fee"), which Annual Fee shall be deemed fully earned and due and payable on such anniversary.

                  2.18 SECTION 5.8. Section 5.8 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           5.8      LITIGATION. There is set forth in EXHIBIT
                  5.8 a description of all actions and suits, arbitration proceedings and claims pending or, to the best knowledge of Borrowers, threatened against any Borrower or any Subsidiary of any Borrower or maintained by any Borrower or any Subsidiary of any Borrower at law or in equity or before any Governmental Body. Except as specifically set forth on such
                  Exhibit 5.8 in respect of any such action, suit, arbitration proceeding or claim, none of the matters set forth in such
                  EXHIBIT 5.8, if adversely determined, could have a Material Adverse Effect.

                  2.19 SECTION 5.11. Section 5.11 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           5.11 COMPLIANCE WITH APPLICABLE LAWS. Neither any Borrower nor any Subsidiary of any Borrower is in default in respect of any judgment, order, writ, injunction, decree or decision of any Governmental Body, which default could have a Material Adverse Effect. Except as otherwise provided herein, each Borrower and each Subsidiary of each Borrower is in compliance in all material respects with all applicable laws, statutes and regulations, including, without limitation, health-care related laws (including anti-fee splitting laws, corporate practice of medicine laws, fraud and abuse laws and HIPAA), all Environmental Laws, ERISA, ADA and all laws and regulations relating to unfair labor practices, equal employment opportunity and employee safety, of all Governmental Bodies (including, without limitation, the Food and Drug Administration and the United States Department of Health & Human Services), a violation of which could have a Material Adverse Effect. No condemnation, eminent domain or expropriation has been commenced or, to the best knowledge of Borrowers, threatened against the Property of any Borrower or any Subsidiary of any Borrower.

                  2.20 SECTION 5. Section 5 of the Existing Loan Agreement is amended by adding the following Section 5.25 to such Section 5 in the appropriate numerical order:

                           5.25    WARRANTS.

                                    (A)      AUTHORITY. InfoCure Corporation has
                           full corporate power and authority to execute and deliver the Warrants and to perform all of its obligations thereunder, and the execution, delivery and performance thereof have been duly authorized by all necessary corporate action on its part. Each Warrant has been duly executed on behalf of InfoCure Corporation and constitutes the legal, valid and binding obligation of InfoCure Corporation enforceable in accordance with its terms.

                                    (B)      NO LEGAL BAR. Neither the
                           execution, delivery or performance of the Warrants will (a) conflict with or result in a violation of the articles or certificate of incorporation or by-laws of InfoCure Corporation, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to InfoCure Corporation or any Affiliate of InfoCure Corporation,
                           (c) require any consent or authorization or filing with, or other act by or in respect of, any Governmental Body, or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which InfoCure Corporation is a party or by which it is bound.

                                    (C)      VALIDITY OF SHARES. When issued
                           upon the exercise of a Warrant as contemplated therein, shares of common stock of InfoCure Corporation will have been validly issued and will be fully paid and nonassessable. InfoCure Corporation has reserved for issuance, free of preemptive rights, the number of shares of common stock issuable from time to time upon the exercise of the Warrants.

                  2.21 SECTION 7.1. Clause (vi) of Section 7.1 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           (vi) other unsecured Indebtedness for Borrowed Money in an aggregate amount not to exceed $1,575,000 at any one time outstanding (which shall include the Indebtedness described on EXHIBIT 7.1 hereto); and

                  2.22 SECTION 7.4. Section 7.4 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           7.4 CONTINGENT LIABILITIES/OBLIGATIONS. Assume, guarantee, endorse, contingently agree to purchase, become liable in respect of any letter of credit, or otherwise become liable upon the obligation of any Person, except: (i) liabilities arising from the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (ii) the posting of bonds to secure performance to the extent necessary in connection with its business and similar transactions in the ordinary course of business, (iii) any Borrower may guarantee the Indebtedness of any other Borrower or any wholly-owned domestic Subsidiary of any Borrower, and any Subsidiary of any Borrower may guarantee the Indebtedness of any Borrower or any wholly-owned domestic Subsidiary of any Borrower to the extent, in each such case, such underlying Indebtedness so guaranteed is otherwise permitted under the terms of this Loan Agreement, and (iv) customary indemnification obligations under Acquisition Documents and, to the extent entered into in the ordinary course of business, other contracts and agreements.

                  2.23 SECTION 7.6. Section 7.6 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           7.6 CAPITAL EXPENDITURES. Make or incur any Capital Expenditures (other than (i) Acquisitions permitted hereunder, (ii) the acquisition on the Closing Date of the Real Estate that is the subject of the Real Estate Acquisition Documents and (iii) improvements on such Real Estate to the extent otherwise permitted hereunder) to the extent the aggregate amount of all Capital Expenditures of Borrowers and their Subsidiaries for (a) the twelve-month period ended on any date occurring on or before July 31, 2000 exceeds (or would exceed after giving effect to the making thereof) $8,000,000 and (b) any period set forth below exceeds the amount set forth below opposite such period:

                        Period                       Maximum Amount
                  ----------------                   --------------
                  Fiscal Year 2001                     $4,500,000
                  Fiscal Year 2002                     $4,000,000
                  Each Fiscal Year Thereafter          $4,000,000"

                  2.24 SECTION 7.14. Section 7.14 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           7.14 ISSUANCE OF CAPITAL STOCK OR OTHER SIMILAR INTERESTS. Issue or sell, permit to be issued or sold, or otherwise consent to the transfer of, any additional capital stock or equity interests or any interests convertible into or exercisable for any such capital stock or additional equity interests, except (i) the issuance of capital stock of InfoCure Corporation, provided that (a) InfoCure Corporation shall not be required or permitted to pay cash dividends, redeem such capital stock or make other distributions with respect thereto and, without limiting the foregoing, any preferred stock of InfoCure Corporation so issued shall not contain, provide for or otherwise have any mandatory redemption or put rights during the term of this Loan Agreement or until Borrowers' Obligations shall have been performed and paid in full and the Commitments shall have terminated, and (b) Borrowers shall comply with the provisions of subsection 2.8.2(c), and (ii) the convertible rights granted pursuant to promissory notes evidencing Subordinated Indebtedness or other Indebtedness for Borrowed Money otherwise permitted hereunder.

                  2.25 SECTION 7.17. Section 7.17 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           7.17 MINIMUM NET WORTH. Permit Consolidated Net Worth as of the last day of any quarter set forth below to be less than the amount set forth below opposite such quarter:

                    Quarter Ending                    Minimum Amount
                  ------------------                  --------------
                  September 30, 2000                    $76,200,000
                  December 31, 2000                     $69,400,000
                  March 31, 2001                        $31,100,000
                  June 30, 2001                         $27,800,000
                  September 30, 2001                    $24,640,000
                  December 31, 2001                     $21,920,000
                  March 31, 2002                        $19,440,000
                  June 30, 2002                         $17,120,000
                  September 30, 2002                    $15,120,000
                  December 31, 2002                     $23,300,000
                  March 31, 2003                        $25,200,000
                  June 30, 2003                         $27,250,000
                  The Last Day of each Calendar         $27,250,000
                    Quarter Thereafter

                  2.26 SECTION 7.20. Section 7.21 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           7.20 SUBSIDIARIES. Create or permit to exist any Subsidiary, except (i) InfoCure Corporation may permit the existence of InfoCure Systems, Thoroughbred, SDM Acquisition, Inc., a Michigan corporation, and VitalWorks.com, Inc., a Delaware corporation, and, prior to the Second Amendment Effective Date, the Restricted Foreign Subsidiaries and PracticeWorks and PracticeWorks Systems; and (ii) wholly-owned domestic Subsidiaries in connection with Acquisitions permitted hereunder or otherwise consented to by Lender, in its sole and absolute discretion, provided each such Subsidiary shall have executed and delivered all agreements, documents and instruments required under Section 6.15.

                  2.27 SECTION 7.21. Section 7.21 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           7.21 ACQUISITIONS. Consummate, or permit any of its Subsidiaries to consummate, any Acquisitions, or enter into any letter of intent or other binding agreement or contract in contemplation thereof, or any other agreement, contract or written understanding relating thereto that does not provide for a financing contingency and that the contemplated acquisition remains subject to Lender's consent and approval.

                  2.28 SECTION 7.22. Section 7.22 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           7.22     MINIMUM CURRENT RATIO. Permit the ratio of
                  (i) consolidated current assets of Borrowers and their Subsidiaries (other than the Restricted Foreign Subsidiaries) as of any date to (ii) consolidated current liabilities of Borrowers and their Subsidiaries, less, to the extent included in such consolidated current liabilities, (a) the amount of so-called deferred revenues and customer deposits of Borrowers as of such date and (b) current maturities of long term debt to the extent attributable to or otherwise constituting Borrowers' Obligations, in each case as accurately reflected on the financial statements of Borrowers and their Subsidiaries, determined in accordance with GAAP as of such date, to be less than 1.00 to 1.00.

                  2.29 SECTION 7.23. Section 7.23 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           7.23 MINIMUM LIQUIDITY. Permit the sum of (i) cash and Cash

                  Equivalents of Borrowers and their Subsidiaries (other than Restricted Foreign Subsidiaries) as of the last day of any quarter set forth below, plus (ii) the lesser of (a) the aggregate amount of cash proceeds that shall be immediately available to InfoCure Corporation (or immediately available to InfoCure Corporation on the next "Settlement Date" (as defined in the Common Stock Purchase Agreement)) in accordance with and under the Common Stock Purchase Agreement (subject to no conditions or consent or approval rights of any Person thereunder that shall not have actually been satisfied as of such last day) in the event, or, if not, as if InfoCure Corporation shall have elected to "Draw Down" (as defined in the Common Stock Purchase Agreement) on such last day (net of out-of-pocket costs and expenses paid or incurred in connection therewith by Borrower) and (b) $2,000,000, to be less than the amount set forth below opposite such date:

                        Date                             Minimum Amount
                  ------------------                     --------------
                  September 30, 2000                      $15,800,000
                  December 31, 2000                       $12,300,000
                  March 31, 2001                          $ 2,600,000
                  June 30, 2001                           $ 2,100,000
                  September 30, 2001                      $ 3,200,000
                  December 31, 2001                       $ 2,000,000
                  March 31, 2002                          $ 1,600,000
                  June 30, 2002                           $ 1,800,000
                  September 30, 2002                      $ 2,450,000
                  December 31, 2002                       $ 3,390,000
                  March 31, 2003                          $ 5,380,000
                  June 30, 2003                           $ 8,122,000
                   and Thereafter

                  2.30 SECTION 8.1.4. Section 8.1.4 of the Existing Loan Agreement is amended by deleting the references to "$1,000,000" therein contained and substituting "$500,000" in lieu thereof.

                  2.31 SECTION 8.1.6. Section 8.1.6 of the Existing Loan Agreement is amended by deleting the references to "$750,000" therein contained and substituting "$500,000" in lieu thereof.

                  2.32 SECTION 8.1. Section 8.1 of the Existing Loan Agreement is amended by adding the following Sections 8.1.13, 8.1.14 and 8.1.15 to such Section 8.1 in the appropriate numerical order:

                           8.1.13   TRANSITION SERVICES AGREEMENT. The
                  Transition Services Agreement or any of the material terms, provisions, agreements or covenants set forth in the Transition Services Agreement shall, for any reason at any time, be revoked or invalidated, or otherwise cease to be in full force and effect, or any Borrower, any Subsidiary of any Borrower or PracticeWorks shall contest in any manner the validity or enforceability thereof, or their obligations or liabilities thereunder, except in connection with the termination thereof due to reasons other than the exercise of rights of termination resulting from a party's failure to comply with the terms thereof and to the extent such termination could not reasonably be expected to have, and does not have, a material and adverse effect on the business of the Borrowers.

                           and

                           8.1.14 CERTAIN QUALIFICATIONS. If for any reason at any time (i) the Contribution, the ISI Merger and/or the Distribution shall cease or fail to qualify as tax-free "reorganizations" under Section 368(a)(1)(D) of the Code or otherwise fail to qualify for non-recognition treatment under the Code or applicable state law or otherwise; or (ii) the Distribution shall cease or fail to qualify as a tax-free transaction described in Section 355 of the Code or applicable state law or otherwise; or (iii) any Borrower or any Subsidiary of any Borrower shall incur any material and adverse tax consequences or liabilities due to deferred intercompany gains and excess loss accounts, if any, as a result of the Distribution or the transactions undertaken in connection therewith or otherwise.

                           and

                           8.1.15 COMMON STOCK PURCHASE AGREEMENT. The Common Stock Purchase Agreement or any of the material terms, provisions, agreements or covenants set forth in the Common Stock Purchase Agreement shall, for any reason at any time, be revoked or invalidated, or otherwise cease to be in full force and effect, or any Borrower, any Subsidiary of any Borrower or any other Person party thereto shall contest in any manner the validity or enforceability thereof, or their obligations and liabilities thereunder.

                  2.33 SECTION 12.1. Section 12.1 of the Existing Loan Agreement is amended by deleting the current address and telecopy number for Borrowers and substituting the following in lieu thereof:

                           To Borrowers:     c/o InfoCure Corporation
                                                   239 Ethan Allen Highway
                                                   Ridgefield, Connecticut 06877
                                                   Attention: General Counsel
                                                   Telecopy No.: (203) 894-1801

                  2.34     EXHIBITS TO THE LOAN AGREEMENT. Exhibit 1.1(A),
         Exhibit 1.1(D), Exhibit 5.3.1, Exhibit 5.5.1, Exhibit 5.5.2, Exhibit 5.5.3, Exhibit 5.5.4, Exhibit 5.5.5, Exhibit 5.5.6, Exhibit 5.5.8,
         Exhibit 5.8, Exhibit 5.12, Exhibit 5.19.1 and Exhibit 7.1 currently attached to the Loan Agreement are deleted in their entirety and the counterparts thereof attached to this Second Amendment are substituted in lieu thereof and, by this reference, are made a part thereof.

         3. CONSENT TO CERTAIN TRANSACTIONS. Subject to the terms and conditions set forth in this Second Amendment, Obligors and FINOVA hereby agree and acknowledge, and consent to, the following:

                  3.1 NAME CHANGE. From and after the Effective Date, FINOVA shall be deemed to have consented to the name change by InfoCure Corporation to VitalWorks Inc.; provided, that, (i) InfoCure Corporation shall provide FINOVA with at least ten (10) Business Days' prior written notice of the consummation of such name change and (ii) InfoCure Corporation and its Subsidiaries shall at any time and from time to time take, do, execute, acknowledge and deliver, or cause to be taken, done, executed, acknowledged and delivered, all such acts, agreements, documents and instruments as may be required by FINOVA to effectuate such name change and preserve the priority and perfection of the Liens granted to FINOVA under the Collateral Documents, including, without limitation, (i) the execution and delivery of UCC financing statements and amendments to existing UCC financing statements, (ii) the delivery to FINOVA of copies of all resolutions and all recorded agreements, documents and instruments filed with any Governmental Body (including, without limitation, the Delaware Secretary of State) to effectuate such name change, certified by a duly authorized officer on behalf of InfoCure Corporation, and (iii) the delivery to FINOVA of reissued stock certificates evidencing all of the Subsidiary Equity Interests and naming InfoCure Corporation (i.e., after the consummation of such name change) as the holder thereof, together with stock powers executed in blank and irrevocable proxies coupled with interest. From and after the effective date of such name change, all reference to InfoCure Corporation contained in the Loan Agreement or the other Loan Documents shall be deemed to have been amended to refer to InfoCure Corporation, after giving effect to such name change, or VitalWorks Inc., as the context may dictate. The failure of any Obligor to comply with the terms and conditions of this Section 3.1 shall constitute an immediate Event of Default, without further action or notice by or on behalf of FINOVA or any other Person.

                  3.2 DISTRIBUTION TRANSACTIONS. From and after the Effective Date, FINOVA shall be deemed to have consented to the formation of PracticeWorks Systems (a wholly-owned domestic Subsidiary of InfoCure Systems prior to the Contribution), the Contribution, and the Distribution and the execution, delivery and performance of the Distribution Transaction Documents. Upon the consummation of such transactions, but subject to Section 17 hereof, FINOVA shall (i) be deemed to have released its Lien on the assets and other Property of PracticeWorks and its Subsidiaries solely as such Lien secures obligations under the Loan Agreement and the other Loan Documents (but specifically excluding any obligations, liabilities and indebtedness evidenced or to be evidenced by the PracticeWorks Credit Facility) and to have released such Persons from the Loan Documents (except to the extent any such provisions (including, without limitation, indemnification provisions and representations, warranties and covenants) expressly survive the termination of such Loan Documents or the release of such Persons) and (ii) execute and deliver to Borrowers and their Subsidiaries, upon request and at Borrowers' sole cost and expense, such agreements, documents and instruments reasonably necessary to evidence the release of the security interests in and Liens on the assets and other Property of PracticeWorks under the credit facilities evidenced by the Loan Agreement.

                  3.3 ISI MERGER AND SUBSIDIARY MERGERS. From and after the Effective Date, FINOVA shall be deemed to have consented to the ISI Merger and the Subsidiary Mergers. InfoCure Corporation, InfoCure Systems and their respective Subsidiaries shall at any time and from time to time take, do, execute, acknowledge and deliver, or cause to be taken, done, executed, acknowledged and delivered, all such acts, agreements, documents and instruments as may be required by FINOVA to effectuate the reorganization, the name change and the other related transactions, and preserve the priority and perfection of the Liens granted to FINOVA under the Collateral Documents, including, without limitation, (i) the execution and delivery of UCC financing statements and amendments to existing UCC financing statements, (ii) the delivery to FINOVA of copies of all resolutions and all recorded agreements, documents and instruments filed with any Governmental Body (including, without limitation, the Georgia Secretary of State or Cooperative Authority, the New Hampshire Secretary of State and the Kansas Secretary of State) to effectuate such transactions, certified by a duly authorized officer on behalf of InfoCure Corporation, and (iii) the delivery to FINOVA of reissued stock certificates evidencing all of the Subsidiary Equity Interests of InfoCure Systems and naming InfoCure Corporation (i.e., after the consummation of such transactions) as the holder thereof, together with stock powers executed in blank and irrevocable proxies coupled with interest. From and after the effective date of such transactions, all references to InfoCure Systems contained in the Loan Agreement or the other Loan Documents shall be deemed to have been amended to refer to InfoCure Corporation, after giving effect to such transactions as the context may dictate. The failure of any Obligor to comply with the terms and conditions of this
         Section 3.3 shall constitute an immediate Event of Default, without further action or notice by or on behalf of FINOVA or any other Person.

                  3.4 PRACTICEWORKS CREDIT FACILITY. From and after the Effective Date, FINOVA shall be deemed to have consented to the PracticeWorks Credit Facility and the transactions contemplated thereunder.

                  3.5 MERGER OF THOROUGHBRED, SDM ACQUISITION, INC. AND VITALWORKS.COM, INC. WITH AND INTO INFOCURE CORPORATION. From and after the Effective Date, FINOVA shall be deemed to have consented to the merger of Thoroughbred, SDM Acquisition, Inc.

         and VitalWorks.com, Inc. with and into InfoCure Corporation, with InfoCure Corporation being the surviving entity in each case; provided, that, (i) InfoCure Corporation shall provide FINOVA with at least ten
         (10) Business Days prior written notice of the consummation of any such merger and (ii) InfoCure Corporation, Thoroughbred, SDM Acquisition, Inc., VitalWorks.com, Inc. and their respective Subsidiaries shall at any time and from time to time take, do, execute, acknowledge and deliver, or cause to be taken, done, executed, acknowledged and delivered, all such acts, agreements, documents and instruments as may be required by FINOVA to effectuate such mergers, and preserve the priority and perfection of the Liens granted to FINOVA under the Collateral Documents, including, without limitation, (a) the execution and delivery of UCC financing statements and amendments to existing UCC financing statements, and (b) the delivery to FINOVA of copies of all resolutions and all recorded agreements, documents and instruments filed with any Governmental Body (including, without limitation, the Georgia Secretary of State or Cooperative Authority) to effectuate such mergers, certified by a duly authorized officer on behalf of InfoCure Corporation. From and after the effective date of such mergers, all references to Thoroughbred, SDM Acquisition, Inc. and VitalWorks.com, Inc. contained in the Loan Agreement or the other Loan Documents shall be deemed to have been amended to refer to InfoCure Corporation, after giving effect to such transactions as the context may dictate. The failure of any Obligor to comply with the terms and conditions of this
         Section 3.5 shall constitute an immediate Event of Default without further action or notice by or on behalf of FINOVA or any other Person.

                  3.6 CHANGE IN MANAGEMENT EVENT OF DEFAULT. For purposes of Section 8.1.11 of the Loan Agreement, FINOVA agrees that (i) Joseph Walsh is an Approved Replacement for Frederick Fine in his capacities as President, Chief Executive Officer and a member of the Board of Directors of InfoCure Corporation, (ii) Frederick Fine is an Approved Replacement for Richard E. Perlman in his capacity as Chairman of the Board of Directors of InfoCure Corporation and (iii) Michael Manto is an Approved Replacement for James K. Price in his capacities as an Executive Vice President and a member of the Board of Directors of InfoCure Corporation.

                  3.7 CHIEF EXECUTIVE OFFICE. FINOVA hereby waives application of clause (i) of Section 7.10 of the Loan Agreement in connection with the change of location of the chief executive offices of Borrowers and their Subsidiaries to 239 Ethan Allen Highway, Ridgefield, Connecticut 06877; provided, that, Borrowers and their Subsidiaries shall comply with the remaining provisions of such Section 7.10.

         4. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Second Amendment shall be subject to the satisfaction of all of the following conditions in a manner, form and substance satisfactory to FINOVA:

                  4.1 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Borrowers and their respective Subsidiaries set forth in the Loan Documents, as amended hereby, shall be true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                  4.2 DISTRIBUTION TRANSACTIONS. The transactions contemplated by the Distribution Transaction Documents to have closed on or before the Effective Date shall have closed in the manner contemplated thereby, and such Distribution Transaction Documents shall otherwise be in form and substance satisfactory to FINOVA. Without limiting the foregoing, the Distribution and the Contribution shall have been consummated in accordance with applicable law and the terms of the Distribution Transaction Documents.

                  4.3 PRACTICEWORKS CREDIT FACILITY. The transactions contemplated under the PracticeWorks Credit Facility shall have closed in the manner contemplated thereby (and all conditions precedent in respect thereof shall have been satisfied or otherwise effectively waived thereunder), and PracticeWorks shall have caused a prepayment of the Loans (plus accrued and unpaid interest through the day immediately preceding the Second Amendment Effective Date) under the Loan Agreement in an amount not less than $21,660,167.00.

                  4.3 DELIVERY OF DOCUMENTS. The following shall have been delivered to FINOVA, each duly authorized and executed and in form and substance satisfactory to FINOVA:

                           (1) (i) this Second Amendment, (ii) any amended and substituted Notes, as FINOVA may request and (iii) warrants that amend and restated the Warrants in existence immediately prior to the Effective Date;

                           (2) such evidence of the authority of Borrowers and their Subsidiaries to execute, deliver and perform the obligations under this Second Amendment and the other agreements, documents and instruments to be executed and delivered by Borrowers and their Subsidiaries pursuant to the terms of this Second Amendment, as FINOVA may require, including but not limited to certified copies of resolutions duly adopted by the board of directors of each Borrower and its Subsidiaries authorizing the execution and delivery of, and performance of its obligations under, such agreements, documents and instruments by such Borrower or Subsidiary; and

                           (3) good standing certificates for each Borrower and each Subsidiary of each Borrower from each of the states in which such Person is organized, maintains facilities or business locations or otherwise conducts material business, each dated a recent date prior to the Closing Date;

                           (4) copies of (i) the articles of incorporation of each Borrower and each Subsidiary of each Borrower, together with all current and proposed amendments thereto, certified by the Secretary of State of the state in which each such Person is organized as of a recent date prior to the Closing Date; (ii) the by-laws of each Borrower and each Subsidiary of each Borrower, together with all current and proposed amendments thereto, certified by the corporate secretary of each such Person, (iii) copies of resolutions adopted by the board of directors of each Borrower and each Subsidiary of each Borrower, each authorizing the execution and delivery by each such Borrower of the Loan Documents and the Related Transaction Documents to which each such Person is a party and the consummation of the transactions contemplated thereby, certified as of the Closing Date by the corporate secretary of each such Person;

                           (5) signature and incumbency certificates of the officers of each Borrower and each Subsidiary of each Borrower;

                           (6) a collateral assignment of the Distribution Transaction Documents;

                           (7) such amendments or supplements to Mortgages in favor of FINOVA covering Real Estate owned by Borrowers and their Subsidiaries and such date-down or similar endorsements in respect of the related title insurance policies previously issued to FINOVA;

                           (8) except to the extent previously delivered to FINOVA, certified copies or executed originals of each of the following:

                                    (a)      all Leases;

                                    (b)      all Licenses;

                                    (c)      all material License Agreements;

                                    (d)      all material Operating Agreements;

                                    (e)      all Distribution Transaction
                                             Documents and all agreements,
                                             documents and instruments
                                             evidencing or otherwise relating to
                                             the ISI Merger and the Subsidiary
                                             Mergers; and

                                    (f)      all instruments and documents
                                             evidencing Permitted Senior
                                             Indebtedness existing as of the
                                             Closing Date;

                           (9) except to the extent previously delivered to FINOVA, a Landlord Consent from each Landlord under each Lease;

                           (10) original stock certificates representing the Subsidiary Equity Interests as of the date hereof and assignments separate from certificate executed in blank;

                           (11) a perfection certificate or due diligence request form, in form acceptable to FINOVA, certified on behalf of Borrowers as being true, correct and complete; and

                           (12)     such other agreements, instruments,
                  documents, certificates, consents, waivers and opinions as Lender reasonably may request.

                  4.4 COMMON STOCK PURCHASE AGREEMENT. FINOVA shall have received a copy of the Common Stock Purchase Agreement (and any amendments thereto), certified by a duly authorized officer of the Borrowers as being true, complete and correct.

                  4.5 APPROVALS. The approval and/or consent shall have been obtained from all Persons whose approval or consent is necessary or required to enable Borrowers and their Subsidiaries to enter into this Second Amendment, the Distribution Transaction Documents and the agreements, documents and instruments delivered in connection herewith and to perform their obligations hereunder.

                  4.6 MATERIAL ADVERSE CHANGE. No event shall have occurred since the date on which financial statements shall have been most recently delivered to FINOVA under the terms of the Existing Loan Agreement which has had or reasonably could be expected to have a Material Adverse Effect.

                  4.7 PERFORMANCE; NO DEFAULT. Borrowers and their Subsidiaries shall have performed and complied with all agreements, covenants and conditions contained in the Loan Documents and the Related Transaction Documents to be performed by or complied with by Borrowers and their Subsidiaries prior to the date hereof, and no Event of Default or Incipient Default shall exist.

                  4.8 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the execution and delivery of this Second Amendment and the Distribution Transaction Documents by Borrowers and their Subsidiaries shall be satisfactory to FINOVA, and FINOVA shall have received all such counterpart originals or certified or other copies of evidence of such as FINOVA may request.

                  4.9 PAYMENT OF FEES AND EXPENSES. Borrowers shall have paid (i) to FINOVA, a non-refundable amendment fee in the amount of $315,000, which fee shall be deemed fully earned on the date hereof, and (ii) all other fees and expenses of FINOVA incurred in connection with this Second Amendment and the Distribution Transaction Documents, including, without limitation, attorneys' fees, costs and expenses.

                  4.10 OPINIONS OF COUNSEL. FINOVA shall have received (i) an opinion dated the Effective Date from Morris, Manning & Martin, counsel to Borrowers and their

         Subsidiaries, (ii) an opinion from King & Spalding, and (iii) such other opinions as Lender may request (including, without limitation, an opinion issued by Connecticut counsel), in each case in form and substance and covering such matters as FINOVA and/or its counsel may request. Further, FINOVA shall have received copies of all solvency opinions and fairness opinions issued in connection with the Distribution.

                  4.11 APPROVAL OF LOAN DOCUMENTS AND SECURITY INTERESTS. FINOVA shall have received evidence that the approval or consent shall have been obtained from all Governmental Bodies and all other Persons whose approval or consent is required to enable Borrowers and their Subsidiaries to (a) enter into and perform their respective obligations under the Loan Documents and the Related Transaction Documents to which each such Person is a party and (b) grant the Security Interests to FINOVA.

                  4.12 SECURITY INTERESTS. All filings of Uniform Commercial Code financing statements, all recordings of Mortgages and all other filings and actions necessary to perfect and maintain the Security Interests as first, valid and perfected Liens in the Property covered thereby, subject only to Permitted Prior Liens, shall have been filed or taken and FINOVA shall have received such UCC, state and federal tax Lien, pending suit, judgment and other Lien searches as it deems necessary to confirm the foregoing.

                  4.13     LICENSES. FINOVA shall have received evidence that
         (a) each Borrower and each Subsidiary of each Borrower is the licensee of all Licenses necessary for the operation of its business and (b) such Licenses are in full force and effect as of the Effective Date and no event has occurred which could result in the termination, revocation or non-renewal of any such License.

                  4.13 USE OF ASSETS. FINOVA shall be satisfied that each Borrower at all times shall be entitled to the use and quiet enjoyment of all Property necessary for the continued ownership and operation of the business conducted by such Borrower, including, without limitation, the use of equipment, fixtures, Licenses, offices and means of ingress and egress thereto, necessary for the operation of such business.

                  4.14 BROKER FEES. If the services of a broker or other agent have been used in connection with the transactions contemplated hereby, all fees owed to such broker or agent shall have been paid by Borrowers.

                  4.15 INSURANCE. Borrowers shall have delivered to FINOVA evidence satisfactory to Lender (i) of flood insurance with respect to each parcel of Real Estate other than a parcel as to which Borrowers have supplied FINOVA evidence that the improvements located on such parcel are not in a flood hazard area and (ii) that all insurance coverage required pursuant to Section 6.6 of the Loan Agreement is in full force and effect and all premiums then due thereon have been paid in full.

                  4.16 DUE DILIGENCE. FINOVA shall have approved the results of such due diligence review with respect to the Borrowers' assets, liabilities and business as FINOVA may elect to perform.

                  4.17 THIRD PARTY CONSENTS. Borrowers shall have obtained and delivered to FINOVA all consents deemed by FINOVA to be necessary to permit the secured financing transaction contemplated by this Amendment to be consummated in accordance herewith and the other Loan Documents.

                  4.18 FINANCIAL, TAX AND LITIGATION. FINOVA shall have received and approved such financial statements and state and federal tax returns of the Borrowers and their respective Affiliates as FINOVA shall specify, each certified by the Person to which it pertains as being complete and accurate in all material respects and not misleading in any material respect, and tax, lien and litigation searches on Borrowers and their Affiliates. FINOVA shall have received from each Borrower and approved a comprehensive disclosure of the nature, procedural status and projected outcome of each suit, action or other proceeding or investigation that is pending or threatened by or against any Borrower or any of their Subsidiaries or against of their respective assets as of the Effective Date.

                  4.19 INSOLVENCY. None of the Borrowers shall have (a) instituted any proceedings under any chapter of the Federal Bankruptcy Code or under any other law relating to the estates of insolvents, (b) instituted any action or proceeding for the purpose of determining obligations to its creditors or procuring a settlement or distribution of any of its assets to creditors or otherwise, (c) initiated any proceedings for its liquidation, reorganization or readjustment, (d) become obligated to do any of the foregoing or involuntarily become the subject of any of the foregoing actions or proceedings or (e) become unable to pay its debts as they mature.

                  4.20 SATISFACTION OF FINOVA'S COUNSEL. All legal matters incident to the transactions contemplated hereby shall be reasonably satisfactory to counsel for FINOVA.

The date on which all of the conditions set forth in this Section 4 shall have satisfied or waived in writing by FINOVA shall be deemed to be the "Effective Date" of this Second Amendment. The execution and delivery of this Second Amendment by Borrowers and their respective Subsidiaries shall constitute a representation and warranty by such Persons to FINOVA that the conditions set forth in Sections 4.1, 4.2, 4.3, 4.5, 4.6, 4.7, 4.8, 4.13, 4.14, 4.15 and 4.19
above have been satisfied in all respects.

         5. REFERENCES. From and after the Effective Date, all references in the Existing Loan Agreement and the other Loan Documents to (i) the "Loan Agreement" or such Loan Document shall be deemed to refer to the Existing Loan Agreement or such Loan Document, as applicable, as amended hereby, and (ii) a term defined in the Existing Loan Agreement shall be deemed to refer to such defined term as amended by this Second Amendment. This Second Amendment shall constitute a Loan Document.

         6. REPRESENTATIONS AND WARRANTIES. Each Borrower and each Subsidiary of each Borrower hereby confirms to FINOVA that the representations and warranties set forth in the Existing Loan Agreement and the other Loan Documents, as amended by this Second Amendment, are true and correct in all respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date), and shall be deemed to be remade as of the date hereof. Each Borrower and each Subsidiary of each Borrower hereby represents and warrants to FINOVA that (i) such Person has full power and authority to execute and deliver this Second Amendment and the other agreements, documents and instruments delivered in connection herewith and to perform its obligations hereunder and thereunder, (ii) upon the execution and delivery hereof and thereof, this Second Amendment and such other agreements, documents and instruments shall be valid, binding and enforceable upon such Person in accordance with its terms, (iii) the execution and delivery of this Second Amendment and such other agreements, documents and instruments do not and will not contravene, conflict with, violate or constitute a default under (A) the articles or certificate or incorporation or bylaws or other constituent documents of such Person, (B) any subordination agreement executed in connection therewith or (C) any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which such Person is a party or is bound or which is binding upon or applicable to all or any portion of such Person's Property, (iv) no Incipient Default or Event of Default exists (excluding any Incipient Default or Event of Default arising under the Real Estate/Macon Mortgage and related documents due to the consummation of the ISI Merger), (v) such Person's Property is free and clear of all Liens other than Permitted Liens and (vi) no such Person has Indebtedness for Borrowed Money except as otherwise permitted under the Existing Loan Agreement, as amended hereby. Each Borrower represents and warrants to FINOVA that (y) the Principal Balance of the Term Loan A is $7,144,486.12 as of the Second Amendment Effective Date and (z) the outstanding principal balance of the Thoroughbred Note, plus accrued and unpaid interest through December 31, 2000, is $935,000.09 (less potential offsets claimed by Borrowers) as of the Second Amendment Effective Date. Each Borrower and each Subsidiary of each Borrower hereby represent and warrant to FINOVA that neither any Borrower nor any Subsidiary of any Borrower voluntarily or involuntarily is consummating the transactions contemplated hereunder or any of the Related Transaction Documents, or making any transfer or incurring any obligation contemplated thereby, with actual intent to hinder, delay or defraud any entity to which any Borrower or any such Subsidiary was or became, on or after the Effective Date, indebted.

         7. COSTS AND EXPENSES. Each Borrower jointly and severally agrees to reimburse FINOVA for all fees and expenses incurred in the preparation, negotiation and execution of this Second Amendment and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of counsel for FINOVA.

         8. NO FURTHER AMENDMENTS; RATIFICATION OF LIABILITY. Except as amended hereby, the Existing Loan Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms. Each Borrower and each Subsidiary of each Borrower (other than PracticeWorks and its Subsidiaries after giving effect to the Distribution) hereby ratifies and confirms its liabilities, obligations and agreements under the Existing Loan Agreement and the other Loan Documents, all as amended by this Second Amendment, and the Liens created thereby and the guarantees made by such Persons, as applicable, and acknowledges that (i) it has no defenses, claims or set-offs to the enforcement by FINOVA of such liabilities, obligations and agreements, (ii) FINOVA has fully performed all obligations to such Persons which FINOVA may have had or has on and as of the date hereof and (iii) other than as specifically set forth herein, FINOVA does not waive, diminish or limit any term, condition or covenant contained in the Existing Loan Agreement, as amended, or any of the other Loan Documents. FINOVA's agreement to the terms of this Second Amendment shall not be deemed to establish or create a custom or course of dealing among FINOVA, Borrowers and their Subsidiaries.

         9. COUNTERPARTS. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

         10. FURTHER ASSURANCES. Each Borrower and each Subsidiary of each Borrower covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by FINOVA in order to effectuate fully the intent of this Second Amendment.

         11. SEVERABILITY. If any term or provision of this Second Amendment or the application thereof to any party or circumstance shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining terms and provisions of this Second Amendment shall not in any way be affected or impaired thereby, and the affected term or provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Second Amendment.

         12. CAPTIONS. The captions in this Second Amendment are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Second Amendment or any of the provisions hereof.

         13. INDEMNITY. Each Obligor agrees that its obligation to indemnify and hold FINOVA harmless as set forth in the Loan Agreement and the other Loan Documents shall include an obligation to indemnify and hold FINOVA harmless in respect of any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by FINOVA, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of any of Borrowers or their Subsidiaries, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the Contribution, the ISI Merger, the Distribution and/or the negotiation, preparation, execution, delivery, performance, administration and enforcement of any agreement, document or instrument executed in connection therewith, including, without limitation, this Second Amendment and the Distribution Transaction Documents (including, without limitation, for any failure of the Distribution to be consummated or otherwise of full force and effect or of the Contribution, the ISI Merger and/or the Distribution to qualify as a tax-free reorganization under Section 368(a)(1)(D) of the Code or to otherwise qualify for non-recognition treatment under the Code and/or the Distribution to qualify as a tax-free transaction described in Section 355 of the Code). The foregoing indemnity shall survive the payment in full of Borrowers' Obligations and the termination of the Loan Agreement.

         14. GOVERNING LAW. This Second Amendment shall be governed by and construed in accordance with the internal laws (without regard to conflict of laws provisions) and decisions of the State of Arizona.

         15. NO NOVATION. Nothing herein is intended or shall be deemed to constitute a novation of the Loan Agreement or any of the other Loan Documents.

         16. ADDITIONAL AGREEMENTS. Reference hereby is made to that certain Letter Agreement dated as of July 31, 2000 (the "Letter Agreement") among Borrowers and FINOVA. Borrowers represent and warrant to FINOVA that, as of the Second Amendment Effective Date, the aggregate outstanding principal balance of the Notes (as defined in the Letter Agreement ) is $12,175,391.62. Borrowers agree and acknowledge that (i) Borrowers shall make a mandatory prepayment of the Loans upon receipt of any amounts due thereunder and, without limiting the foregoing, on the currently scheduled maturity date of each such
Note in an amount equal to the then outstanding principal balance of such Notes, plus all accrued and unpaid interest thereon, and (ii) such Letter Agreement remains in full force and effect, and any default by any Borrower thereunder or any failure of any Borrower to comply with the terms, conditions, agreements and covenants therein contained shall constitute an immediate Event of Default, without notice or other action by or on behalf of FINOVA or any other Person. Each Borrower represents and warrants that the material economic and other terms of such Notes are described on Schedule I hereto, which schedule sets forth the payee and the maker under, and the original principal amount, the current outstanding principal amount, the interest rate and the maturity date of, such Notes.

         17. UNWIND AGREEMENT. If for any reason at any time the Distribution shall fail, shall fail to be consummated or shall be unwound, terminated, repealed or otherwise not of full force and effect, then the Borrowers agree, and agree to cause their Subsidiaries, to (a) take such action as FINOVA may require, if any, in its sole and absolute discretion, to unwind or otherwise amend and modify the transactions contemplated by this Second Amendment and/or evidenced by the PracticeWorks Credit Facility and (b) execute and deliver such agreements, documents and instruments, and procure the issuance of such legal opinions, in each case as FINOVA may require in its sole and absolute discretion. The Borrowers acknowledge that the agreements and covenants contained in this Section 17 constitute a material inducement to FINOVA's agreement to execute and deliver, and consent to the transactions contemplated by, this Second Amendment. All costs, expenses and fees incurred by FINOVA and its representatives under this Section 17 shall be borne solely by the Borrowers, on a joint and several basis, and shall be due and payable by Borrowers to FINOVA on demand. The failure of any Borrower or any Subsidiary of any Borrower, or any debtor, guarantor, borrower or other obligor under the PracticeWorks Credit Facility, to comply with the terms and conditions of this Section 17 shall constitute an immediate Event of Default, without further action or notice by or on behalf of FINOVA or any other Person.

                [remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, this Second Amendment has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above. This Second Amendment shall be deemed to have been delivered and accepted in the State of Arizona.

                                 INFOCURE CORPORATION;
                                 THOROUGHBRED ACQUISITION, INC.; and
                                 INFOCURE SYSTEMS, INC.

                                 By: /s/ Frederick L. Fine
                                    ------------------------------------------

                                    ------------------------------------------
                                    A duly authorized officer of each Borrower


                                 SDM ACQUISITION, INC. AND
                                 VITALWORKS.COM, INC.

                                 By: /s/ Frederick L. Fine
                                    ------------------------------------------
                                    A duly authorized officer of each such
                                    Person

                                 FINOVA CAPITAL CORPORATION, a
                                 Delaware corporation

                                 By: /s/ Mike Keller
                                    ------------------------------------------
                                    Vice President

                          ACKNOWLEDGMENT AND AGREEMENT

         Each of the undersigned hereby agrees, acknowledges, represents, warrants and covenants, as the case may be, in favor of the FINOVA as follows:

                  (i) such Person, prior to the consummation of the Distribution, is a Subsidiary of InfoCure Corporation and, after giving effect to the Distribution, shall cease to be a Subsidiary of InfoCure Corporation and (other than PracticeWorks) shall be a Subsidiary of PracticeWorks;

                  (ii) such Person acknowledges the foregoing Second Amendment and consents to its terms;

                  (iii) without limiting the foregoing, such Person agrees to comply with the terms and provisions of Section 17 of the foregoing Second Amendment and acknowledges that FINOVA is relying on such agreement, and such agreement is a material inducement of FINOVA, in agreeing to enter into the foregoing Second Amendment;

                  (iv) such Person covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by FINOVA in order to effectuate fully the intent of the Second Amendment and this Acknowledgment and Agreement; and

                  (v) without limiting the foregoing, but notwithstanding anything contained in the foregoing Second Amendment to the contrary, all of the representations, warranties, terms, conditions, agreements and covenants contained in Sections 6, 8, 11 and 17 of the foregoing Second Amendment shall be deemed to be made by such Person to and for the benefit of FINOVA.

                                    PRACTICEWORKS, INC.; PRACTICEWORKS
                                    SYSTEMS, LLC; CADI ACQUISITION
                                    CORPORATION; SWENAM HOLDINGS, BV;
                                    PRACTICEWORKS LIMITED; SCANDIC
                                    DENTAL COMPUTER SYSTEMS, AB;
                                    MEDICAL & DENTAL BUSINESS SOLUTIONS
                                    (SWEDEN) AB; INFOCURE AUSTRALIA PTY.
                                    LIMITED; INFOCURE ORTHODONTICS PTY.
                                    LIMITED; AND DEVAGE PTY LIMITED

                                    By: /s/ Richard E. Perlman
                                       ---------------------------------------

                                       ---------------------------------------
                                       A duly authorized officer of each such
                                       Person

                    ACKNOWLEDGMENT, AGREEMENT AND AFFIRMATION

         The undersigned, InfoCure Corporation, a Delaware corporation and successor to InfoCure Systems, Inc., a Georgia corporation, hereby acknowledges and reaffirms the assumption by InfoCure Corporation, pursuant to and as a consequence of the ISI Merger, of, and succession to, all of the liabilities, obligations and indebtedness of InfoCure Systems under or pursuant to the Loan Agreement and each of the other Loan Documents. InfoCure Corporation acknowledges and agrees that, effective as of the date of the consummation of the ISI Merger, by its execution and delivery hereof (and as a consequence of the ISI Merger), without any further action of any kind whatsoever on its part or on the part of FINOVA:

                  (a) InfoCure Corporation shall continue to be a Borrower under the Loan Agreement and each of the other Loan Documents, and all references to "Borrower," "Borrowers" or "InfoCure Systems" contained in the Loan Agreement, any other Loan Document or any schedule, exhibit, appendix or addendum thereto shall be deemed to refer to InfoCure Corporation, as applicable;

                  (b) InfoCure Corporation shall assume and shall continue to be liable with Thoroughbred on a joint and several basis for the prompt payment, observance and performance of all Borrowers' Obligations;

                  (c) all representations and warranties made by InfoCure Systems under each of the Loan Documents are hereby remade by InfoCure Corporation, mutatis mutandis, as of the Second Amendment Effective Date, after giving effect to the conversion.

                                 INFOCURE CORPORATION

                                 By: /s/ Frederick L. Fine
                                    ------------------------------------------
                                    A duly authorized officer

AGREED AND ACCEPTED
on this 5th day of March, 2001

THOROUGHBRED ACQUISITION, INC.

By:  /s/ Frederick L. Fine
   ---------------------------
   A duly authorized officer